EXHIBIT E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

I. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2004

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)

Treasury Certificates (“Cetes”)	Various	Various	Ps.	241,533.6	None

Other(1)	Various	Various		(69,241.4)	None

Total Floating Internal Debt			Ps.	172,292.2

(1)	Includes Banco de México’s General Account Balance, which is positive (indicating moneys owing to the Federal Government).

Table II. Funded Internal Debt at December 31, 2004

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)
Fixed-Rate Bonds	Fixed	Various	Ps.	402,702.3	None
Debt assumed by the Federal Government	Various	Various		13.2	Various
Development Bonds (“Bondes”)	Various	Various		310,519.6	None
UDI-denominated Development Bonds (“UDI bonds”)	Various	Various		84,558.6	None
Retirement Saving System Fund (“Fondo de Ahorro/SAR”)	Various	Various		46,607.3	None
Others	Various	Various		13,271.7	None

Total Funded Internal Debt			Ps.	857,672.7

Table III. Funded External Debt at December 31, 2004

Bond Issues at December 31, 2004

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Bonds of the United Mexican States for Economic Development
16 1/2% Loan Stock 2008	16 1/2	Sep. 1981	Sep. 2008	STG	50,000	46,691	(2)
Floating Rate Bonds due 2005 (“New Money Bonds”)	Variable	Mar. 1990	Mar. 2005	USD	173,761	6,837	(3)
Guaranteed Floating Rate Bonds Due 2010	Variable	June 1990	June 2010	USD	78,040	76,466	(4)
Interest-Only Notes due 2008	Variable	Jan. 1996	Mar. 2008	USD	499,547	139,873	(5)
11.50% Global Bonds due 2026	11.50	May 1996	May 2026	USD	1,750,000	565,644
6.75% Yen Notes due 2006	6.75	June 1996	June 2006		¥100,000,000	100,000,000
11.375% Global Bonds due 2016	11.375	Sep. 1996	Sep. 2016	USD	1,000,000	1,000,000
Notes due 2007	9.875	Jan. 1997	Jan. 2007	USD	1,000,000	1,000,000
Notes due 2007	9.125	Feb. 1997	Feb. 2007	LRA	500,000,000	500,000,000	(6)
DM Bonds of 1997/2009	8.250	Feb. 1997	Feb. 2009	DM	1,500,000	1,500,000	(6)
Notes due 2017	11.0	May 1997	May 2017	LRA	500,000,000	500,000,000	(6)
9 7/8% Global Bonds due 2007	9.875	June 1997	Jan. 2007	USD	500,000	500,000
DM Bonds of 1997/2008	8.0	July 1997	July 2008	DM	750,000	750,000	(6)
8.625% Global Bonds due 2008	8.625	Mar. 1998	Mar. 2008	USD	1,000,000	1,000,000
Step-Down Notes due 2013	10.0-7.375	Apr. 1998	Apr. 2013	LRA	750,000,000	750,000,000	(6)
Notes due 2005	8.625	June 1998	June 2005	USD	475,000	475,000	(7)
Global Bonds due 2009	10.375	Feb. 1999	Feb. 2009	USD	1,000,000	1,000,000	(8)
Global Bonds due 2009	10.375	Apr. 1999	Feb. 2009	USD	500,000	500,000
Notes due 2005	9.75	Apr. 1999	Apr. 2005	USD	1,000,000	1,000,000
Notes due 2006	7.375	July 1999	July 2006		€400,000	400,000	(6)
11.375% Global Bonds due 2016	11.375	Aug. 1999	Sep. 2016	USD	400,000	400,000
Global Bonds due 2009	10.375	Oct. 1999	Feb. 2009	USD	425,000	425,000
Notes due 2010	9.875	Jan. 2000	Feb. 2010	USD	1,500,000	1,500,000
Notes due 2010	9.875	Mar. 2000	Feb. 2010	USD	500,000	500,000
Global Bonds due 2016	11.375	Feb. 2000	Feb. 2016	USD	994,641	994,641
Global Bonds due 2010	7.5	Mar. 2000	Feb. 2010		€1,000,000	1,000,000	(6)
Notes due 2008	8.625	Apr. 2000	Mar. 2008	USD	500,000	500,000
Yen Notes due 2005	2.60	May. 2000	May 2005		¥50,000,000	50,000,000
Notes due 2006	8.5	Aug. 2000	Feb. 2006	USD	1,500,000	1,500,000
Notes due 2011	8.375	Jan. 2001	Jan. 2011	USD	1,500,000	1,500,000
Notes due 2008	7.375	Mar. 2001	Mar. 2008		€750,000	750,000	(6)
Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	2,630,340
Notes due 2011	8.375	May 2001	Jan. 2011	USD	1,000,000	1,000,000
Notes due 2031	8.300	Aug. 2001	Aug. 2031	USD	1,500,000	1,500,000
Notes due 2031	8.300	Dec. 2001	Aug. 2031	USD	1,000,000	1,000,000
Notes due 2012	7.500	Jan. 2002	Jan. 2012	USD	1,500,000	1,500,000
Notes due 2022	8.000	Sep. 2002	Sep. 2022	USD	1,750,000	1,285,605
Notes due 2031	8.300	Dec. 2002	Aug. 2031	USD	750,000	750,000
Notes due 2013	6.375	Jan. 2003	Jan. 2013	USD	2,000,000	2,000,000
Notes due 2015	6.625	Mar. 2003	Mar. 2015	USD	1,000,000	1,000,000
Notes due 2008	4.625	Apr. 2003	Oct. 2008	USD	1,500,000	1,500,000
Notes due 2033	7.500	Apr. 2003	Apr. 2033	USD	1,000,000	1,000,000
Notes due 2013	5.375	June 2003	Jun. 2013		€750,000	750,000	(6)
Notes due 2014	5.875	Oct. 2003	Jan. 2014	USD	1,000,000	1,000,000
Notes due 2009	Variable	Jan. 2004	Jan. 2009	USD	1,000,000	1,000,000
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	500,000
Notes due 2033	7.500	Apr. 2004	Apr. 2033	USD	2,056,822	2,056,822
Notes due 2014	5.875	Apr. 2004	Jan. 2014	USD	793,267	793,267
Notes due 2009	Variable	Aug. 2004	Jan. 2009	USD	500,000	500,000
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	1,500,000
Notes due 2020	5.50	Nov. 2004	Feb. 2020		€750,000	750,000

Loans from Multilateral and Bilateral Organizations

at December 31, 2004

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(11)	Remarks
					(in thousands of dollars)
Loans from the International Bank for Reconstruction and Development (“World Bank”) and the Inter-American Development Bank	Variable, ranging from 7.25 to 11.6; some variable	Various	Various	ATS, Bfr, C$, DM, DFL, Dirham, Escudo, FF, LRA, KD, LD, Markka, NK, PE, Rand, Riyal, Special Drawing Right, SF, SK, STG, USD, VB, ¥, €	$13,874,503	(9)(10)

Loans from Banks and Suppliers

at December 31, 2004

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands of dollars)
1989-92 Credit Agreement	Various	Feb. 1990	Mar. 2005	Bfr, DM, FF, SF, USD	348,732	14,449	(9)(11)
Onlending and Trade Credit Agreement	Various	Feb. 1990	Mar. 2005	DGU, DM, FF, USD	420,000	15,348	(9)(12)
Others	Various	Dec. 1995	Various	USD	709,911	217,538
Total Funded External Debt						$48,561,307	(13)

(1)	The currencies are defined as: ATS, Austrian shillings; Bfr, Belgian franc; C$, Canadian dollar; DM, Deutsche mark; DFL, Dutch guilder; Dirham, United Arab Emirates dirham; Escudo, Portuguese escudo; FF, French franc; LRA, Italian lira; KD, Kuwait dinar; LD, Libyan dinar; Markka, Finnish markka; NK, Norwegian krone; PE, Spanish peseta; STG, Pound sterling; Rand, South African rand; Riyal, Saudi Arabian riyal; SDR, Special Drawing Rights; SF, Swiss franc; SK, Swedish krona; USD, United States dollar; VB, Venezuelan bolivar; ¥, Japanese yen; and €, Euros.

(2)	Payment of the principal amount at stated maturity of the bonds is secured by the pledge (in March 1988) of U.S. Treasury zero-coupon obligations and zero-coupon receipts evidencing interests in U.S. Treasury obligations having a face amount at least equal to the outstanding principal amount of the bonds. Holders of the bonds have no recourse to the principal collateral prior to March 30, 2008. At December 31, 2004, the aggregate market value of the collateral securing the payment of principal of the bonds was approximately U.S. $82.2 million. Payment of the interest on the bonds is secured by a pledge (in March 1990) of cash and permitted investments having a face amount equal to the lesser of (i) 15% of the aggregate outstanding principal amount of the bonds and (ii) the aggregate amount of interest payable on the bonds from the last interest payment date on which interest was paid in full to the stated maturity date of such bonds. Permitted investments include: (i) senior direct obligations of, and obligations fully guaranteed by, the United States or certain of its agencies and instrumentalities; (ii) senior direct obligations of international development banks having a qualified rating; (iii) obligations rated AAA or AA by Standard & Poor’s Corporation or Aaa or Aa by Moody’s Investors Service (a “qualified rating”) and fully guaranteed by an international development bank; (iv) demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by, any Federal Reserve Bank or banking institution with commercial paper rated at least A-2 or P-2; (v) repurchase obligations with respect to any security described in clause (i) or clause (ii) with primary dealers or banks having commercial paper rated at least A-2 or P-2; (vi) securities with a qualified rating; (vii) commercial paper rated A-1 or P-1; (viii) senior direct obligations of corporations with qualified ratings or commercial paper rated A-1 or P-1; (ix) repackaged senior direct obligations of the United States or certain of its agencies and instrumentalities; and (x) other investments that are acceptable to Moody’s Investors Service or Standard & Poor’s Corporation as permitted investments of funds held as collateral for securities having a qualified rating. In the event that interest on the bonds is not paid within 30 days after the due date thereof, the interest collateral for the bonds will be made available for the payment of such interest at the request of the holders of not less than 25% of the aggregate principal amount of the bonds then outstanding. In the event that any interest collateral is applied to the payment of the interest due on the bonds, Mexico is not obligated to pledge additional collateral to secure interest payments on the bonds. At December 31, 2004, the aggregate market value of the collateral securing interest on the bonds was approximately U.S. $36.3 million.

(3)	Principal of the bonds is payable in 16 equal semi-annual installments, commencing in September 1997.

(4)	Originally referred to as “Guaranteed Floating Rates Bonds Due 2006.” The bonds and the related fiscal agency agreement were amended on June 19, 1995 to, among other things, extend the final maturity of the bonds (from December 2006 to June 2010) and to eliminate the semi-annual principal payments under the bonds. The payment obligations of Mexico under the bonds are guaranteed by the Kingdom of Spain.

(5)	The Notes pay only interest, calculated on a notional principal amount of U.S. $1,127,000,000. The initial purchase price of the Notes was 44.3254% of the notional principal amount.

(6)	In connection with these issues, Mexico entered into currency swaps of LRA 500 billion into U.S. $300,084,024, DM 1,500,000,000 into U.S. $856,613,305, LRA 500 billion into U.S. $300,836,144, DM 750,000,000 into U.S. $434,460,050, LRA 750 billion into U.S. $427,316,438, € 400,000,000 into U.S. $440,440,000, € 1,000,000,000 into U.S. $903,400,000, € 750,000,000 into U.S. $859,800,000 and € 750,000,000 into U.S. $892,500,000.

(7)	Adjusted to reflect the effect of a currency swap.

(8)	Each $1,000 principal amount of these bonds was issued with one warrant entitling the holder to exchange on February 28, 2000 a specified amount of Mexico’s U.S. dollar denominated Collateralized Fixed Rate Bonds Due 2019 or Collateralized Floating Rate Bonds Due 2019 for $1,000 principal amount of either Floating Rate Bonds due 2005 of Mexico or, subject to the certain condition specified therein, Mexico’s 11 3/8% Bonds due 2016.

(9)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.

(10)	The direct obligors in respect of U.S. $11,071,216 of these loans are Banobras (U.S. $4,651,925,000), Bancomext (U.S. $428,020,000), NAFIN (U.S. $5,634,004,000) and Sociedad Hipotecaria Federal (U.S. $357,267,000) acting in their capacities as financing agents for the Federal Government. The Federal Government is the direct borrower of the remainder of these loans (U.S. $2,803,287,000). The outstanding amount of the portion of these loans as to which the Federal Government is not the direct obligor is not included in the total of this Table III, but rather is included in Table V.

(11)	Includes revaluation because of changes in parity of foreign currencies.

(12)	The borrower under this facility is the Fideicomiso para la Administración de Financiamientos Externos (“FAFEXT”), a trust administered by Banco de México.

(13)	This total is expressed in dollars and differs from the addition of all items because some other items are expressed in other currencies.

II. Debt of Budget Controlled Agencies and Other External Debt

Table IV. External Debt of Budget-Controlled Agencies at December 31, 2004

(payable in foreign currencies)

Borrower	Dollar equivalent of principal amount outstanding	Dollar equivalent of amount having an original maturity of less than one year
	(in millions of dollars)
Federal Electricity Commission	$2,255.5	$5.2
PEMEX	8,385.8	0.0

Total External Debt of Budget-Controlled Agencies	$10,641.3	$5.2

Table V. Other Public Sector External Debt at December 31, 2004(1)

(payable in foreign currencies)

Borrower	Dollar equivalent of principal amount outstanding	Dollar equivalent of amount having an original maturity of less than one year
	(in millions of dollars)
Financial Sector	$20,023.2	$2,071.5
NAFIN	8,677.5	606.0
Banobras	6,661.0	0.0
Bancomext	4,293.6	1,465.5
Banrural	33.8	0.0
SHF	357.3	0.0
Non-Financial Sector	0.0	0.0

Total	$22,023.2	$2,071.5

(1)	This table includes debt of national development banks and certain commercial banks that is guaranteed by Mexico and other public sector debt registered with the Dirección de Deuda Pública, but does not include debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the guaranty is called. At December 31, 2004, the estimated balance of private sector debt guaranteed by Mexico’s national development banks was U.S. $124.7 million and U.S. $33.6 million was guaranteed by the Government.